Exhibit 13.2

906 CERTIFICATION

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the Annual Report of Sinopec Shanghai Petrochemical Company Limited (the “Company”) on Form 20-F (as amended by this Amendment No. 1) for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, Ye Guohua, the Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) , as applicable, of the Securities Exchange Act of 1934, and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed “filed” with the Securities and Exchange Commission.

Date: September 17, 2014

By:	/s/ Ye Guohua
Name:	Ye Guohua
Title:	Chief Financial Officer